Exhibit (16(6))

FORM OF PROXY CARD

EVERY POLICYOWNER’S INSTRUCTIONS ARE IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: [______] or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call [______] Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 1801 California Street, Ste. 5200 Denver, Colorado on October 25, 2019

Please detach at perforation before mailing.

VOTING INSTRUCTION FORM	TRANSAMERICA SERIES TRUST	VOTING INSTRUCTION FORM
TRANSAMERICA JENNISON GROWTH VP

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 25, 2019

[Insurance Company Name Drop In]

The undersigned hereby instructs the above referenced insurance company with full power of substitution, to vote as directed on the reverse side of this form all shares of the Transamerica Jennison Growth VP which the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders of Transamerica Series Trust to be held at the office of Transamerica Asset Management, Inc., 1801 California Street, Ste. 5200, Denver, Colorado, on October 25, 2019, at 10 a.m. (Mountain time), and at any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE ABOVE-REFERENCED INSURANCE COMPANY. This voting instruction form will be voted as instructed. If no specification is made, the voting instruction form will be voted “FOR” Proposal 1.

VOTE VIA THE INTERNET: [________] ________
VOTE VIA THE TELEPHONE: [__________]

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Signature and Title, if applicable

Signature (if held jointly)

Date

PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY POLICYOWNER’S INSTRUCTIONS ARE IMPORTANT!

PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU PROVIDE VOTING INSTRUCTIONS ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

I.

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Jennison Growth VP by Transamerica Morgan Stanley Capital Growth VP, in exchange for shares of Transamerica Morgan Stanley Capital Growth VP to be distributed to the shareholders of Transamerica Jennison Growth VP and the assumption of all of the liabilities of Transamerica Jennison Growth VP by Transamerica Morgan Stanley Capital Growth VP, and (ii) the subsequent liquidation of Transamerica Jennison Growth VP; and

FOR    AGAINST    ABSTAIN

  ☐             ☐                ☐

II.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE